PRESS RELEASE OF PAYCHEX, INC. DATED SEPTEMBER 30, 2025

Paychex, Inc. Reports First Quarter Results

•
Delivered Strong Double-Digit Revenue Growth in the First Quarter
•
Raises Full Year Earnings Outlook
•
Successfully Completed Key Paycor Integration Milestones

Rochester, N.Y. (September 30, 2025) - Paychex, Inc. (Nasdaq: PAYX) (the "Company," "Paychex," "we," "our," or "us"), an industry-leading human capital management ("HCM") company, today reported results for the fiscal quarter ended August 31, 2025 (the "first quarter") of the fiscal year ending May 31, 2026 ("fiscal 2026"). Results compared with the same period last year were as follows:

	For the three months ended
	August 31,	August 31,
In millions, except per share amounts	2025	2024	Change(2)
Total revenue	$1,540.0	$1,318.5	17%
Operating income	$541.9	$546.7	(1)%
Adjusted operating income(1)	$626.7	$546.7	15%
Diluted earnings per share	$1.06	$1.18	(10)%
Adjusted diluted earnings per share(1)	$1.22	$1.16	5%

(1)
Adjusted operating income and adjusted diluted earnings per share are not United States ("U.S.") generally accepted accounting principle ("GAAP") measures. Please refer to the "Non-GAAP Financial Measures" section of this press release for a discussion of non-GAAP measures.
(2)
Percentage changes are calculated based on unrounded numbers.

"We are pleased to report a strong start to fiscal 2026, delivering robust double-digit revenue growth," stated John Gibson, President and Chief Executive Officer. "Our first quarter results reflect continued progress integrating Paycor and sustained demand for our comprehensive HCM solutions. The early realization of cost and revenue synergies from the Paycor acquisition reinforces our confidence in the strategic rationale of the deal, which includes significant cross-selling potential."

Gibson added, "As the digitally driven HR leader, our ongoing strategic investments in AI and technology are driving meaningful innovation, elevating the client experience and delivering operational efficiency. We believe these continued advancements uniquely position us to help our clients navigate today’s complex labor and regulatory landscape while delivering long-term value to our shareholders."

First Quarter Business Highlights

Total revenue increased to $1.5 billion for the first quarter, representing growth of 17% over the prior year period. Highlights compared to the prior year period include:

•
Management Solutions revenue increased 21% to $1.2 billion for the first quarter. Paycor HCM, Inc. ("Paycor"), acquired in April 2025, contributed approximately 17% to total Management Solutions revenue growth year-over-year. This increase was due to the following:
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Growth in the number of clients served, primarily driven by the acquisition of Paycor and client worksite employees for Human Resources ("HR") Solutions; and
•
Higher revenue per client driven by Paycor's upmarket client base, price realization, and product penetration, including HR Solutions and Retirement.

•
Professional Employer Organization ("PEO") and Insurance Solutions revenue increased 3% to $329.1 million for the first quarter, primarily due to the following:
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Growth in the number of average PEO worksite employees; and
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Increase in PEO insurance revenues.
•
Interest on funds held for clients increased 27% to $47.6 million for the first quarter due to higher average investment balances resulting from the acquisition of Paycor.

Total expenses increased 29% to $998.1 million for the first quarter, primarily due to the following:

•
Increases in compensation-related expenses and amortization of intangible assets, primarily driven by the acquisition of Paycor; and
•
Higher technology, selling, and marketing investments driven by the acquisition of Paycor and our continued strategic initiatives.

Operating income decreased 1% to $541.9 million for the first quarter. Adjusted operating income(1), which excludes $84.1 million of Paycor acquisition-related costs included in selling, general and administrative expenses, grew 15% to $626.7 million for the first quarter. Operating margin (operating income as a percentage of total revenue) was 35.2% for the first quarter compared to 41.5% for the prior year period. Adjusted operating margin(1) (adjusted operating income as a percentage of total revenue) was 40.7% for the first quarter compared to 41.5% for the prior year period.

Interest expense increased $58.6 million to $68.2 million for the first quarter, primarily due to the issuance of incremental debt to finance the acquisition of Paycor.

Our effective income tax rate was 22.9% for the first quarter compared to 23.3% for the prior year period. Both periods were affected by the recognition of discrete tax impacts related to employee stock-based compensation payments.

Diluted earnings per share decreased 10% to $1.06 per share and adjusted diluted earnings per share(1) increased 5% to $1.22 per share for the first quarter.

(1) Adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are not U.S. GAAP measures. Please refer to the "Non-GAAP Financial Measures" section of this press release for a discussion of non-GAAP measures.

Financial Position and Liquidity

Our financial position and cash flow generation remained strong during the first three months of fiscal 2026. As of August 31, 2025, we had:

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Cash, restricted cash, and total corporate investments of $1.7 billion.
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Short-term and long-term borrowings, net of debt issuance costs, of $5.0 billion.
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Cash flow from operations was $718.4 million for the first quarter.

Return to Stockholders During the First Quarter

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Paid cumulative dividends of $1.08 per share totaling $389.1 million.
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Repurchased 1.1 million shares of our common stock for $160.1 million.

Non-GAAP Financial Measures

	For the three months ended
	August 31,	August 31,
$ in millions, except per share amounts	2025	2024	Change
Operating income	$541.9	$546.7	(1)%
Non-GAAP adjustments:
Acquisition-related costs(1)	84.8	—
Adjusted operating income	$626.7	$546.7	15%
Adjusted operating margin	40.7%	41.5%

Net income	$383.8	$427.4	(10)%
Non-GAAP adjustments:
Acquisition-related costs(1)	84.8	—
Income tax benefit for acquisition-related costs	(20.6)	—
Excess tax benefits related to employee stock-based compensation payments(2)	(7.2)	(6.2)
Adjusted net income	$440.8	$421.2	5%

Diluted earnings per share(3)	$1.06	$1.18	(10)%
Non-GAAP adjustments:
Acquisition-related costs(1)	0.23	—
Income tax benefit for acquisition-related costs	(0.06)	—
Excess tax benefits related to employee stock-based compensation payments(2)	(0.02)	(0.02)
Adjusted diluted earnings per share	$1.22	$1.16	5%

Net income	$383.8	$427.4	(10)%
Non-GAAP adjustments:
Interest expense	68.2	9.6
Interest income on corporate investments	(18.7)	(19.9)
Income taxes	113.7	129.7
Depreciation and amortization expense	109.3	39.0
EBITDA	$656.3	$585.8	12%
Non-GAAP adjustments:
Acquisition-related costs(1)	23.7	—
Adjusted EBITDA	$680.0	$585.8	16%

(1)
Acquisition-related costs for the first quarter included in selling, general and administrative expenses include (i) $61.1 million in amortization of intangibles acquired in the acquisition of Paycor, (ii) $18.7 million in compensation costs related to the acquisition and integration of Paycor, including replacement awards, severance and retention bonuses, and (iii) $5.0 million in other acquisition-related costs, primarily reflecting professional service fees.
(2)
Net tax windfall benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.
(3)
The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

In addition to reporting operating income, operating margin, net income, and diluted earnings per share, which are U.S. GAAP measures, we present adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), and adjusted EBITDA which are non-GAAP measures. We believe these additional measures are indicators of the performance of our core business operations period over period. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the Securities and Exchange Commission ("SEC"). As such, they should not be considered a substitute for the U.S. GAAP measures of operating income, operating margin, net income, and diluted earnings per share, and, therefore, they should not be used in isolation but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Business Outlook

Our business outlook for fiscal 2026 incorporates current assumptions and market conditions and excludes acquisition-related costs. Changes in the macroeconomic environment could alter our guidance. With consideration of these impacts, we have updated our business outlook as follows:

•
Adjusted diluted earnings per share(1) is now anticipated to grow in the range of 9% to 11%.
•
Other aspects of our guidance for fiscal 2026 remain unchanged from what we provided previously.

(1)
Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the "Non-GAAP Financial Measures" section of this press release for a discussion of non-GAAP measures.

Quarterly Report on Form 10-Q ("Form 10-Q")

We anticipate filing our Form 10-Q for the first quarter within the next couple days, and it will be available at https://investor.paychex.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

Webcast Details

Interested parties may access the webcast of our Earnings Conference Call, scheduled for September 30, 2025, at 9:30 a.m. Eastern Time, at https://investor.paychex.com. The live webcast will be available for replay on our Investor Relations portal, where news releases, current financial information, SEC filings, and investor presentations are also accessible.

Contacts

Investor Relations:	Media Relations:
Rachel White	Tracy Volkmann
Head of Investor Relations	Manager, Public Relations
(513) 954-7388	(585) 387-6705
investors@paychex.com	tvolkmann@paychex.com

About Paychex

Paychex, Inc. (Nasdaq: PAYX) is the digitally driven HR leader that is reimagining how companies address the needs of today's workforce with the most comprehensive, flexible, and innovative HCM solutions for organizations of all sizes. Offering a full spectrum of HR advisory and employee solutions, Paychex pays one out of every 11 American private sector workers and is raising the bar in HCM for approximately 800,000 customers in the U.S. and Europe. Every member of the Paychex team is committed to fulfilling the Company's purpose of helping businesses succeed. Visit www.paychex.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

Certain written statements in this press release may contain, and members of management may from time to time make or discuss statements which constitute, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as "expect," "outlook," "will," guidance," "projections," "strategy," “mission,” "anticipate," "believe," "can," "could," “design,” “look forward,” "may," "possible," "potential," "should" and other similar words or phrases. Forward-looking statements include, without limitation, all matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding the integration of Paycor, operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, and similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to known and unknown uncertainties, risks, changes in circumstances, and other factors that are difficult to predict, many of which are outside our control. Our actual performance and outcomes, including without limitation, our actual results and financial condition, may differ materially from those indicated in or suggested by the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support;
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software defects, undetected errors, and development delays for our solutions;
•
the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks, and data loss and business interruptions;
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the possibility of failure of our business continuity plan during a catastrophic event;
•
the failure of third-party service providers to perform their functions;
•
the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;
•
changes in health insurance and workers’ compensation insurance rates and underlying claim trends;
•
risks related to acquisitions and the integration of the businesses we acquire, including risks related to the acquisition and integration of Paycor;

•
our clients’ failure to reimburse us for payments made by us on their behalf;
•
the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;
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our failure to comply with covenants in our corporate bonds and debt agreements;
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changes in our credit ratings;
•
changes in governmental regulations, laws, and policies;
•
our ability to comply with U.S. and foreign laws and regulations;
•
our compliance with data privacy and artificial intelligence laws and regulations;
•
our failure to protect our intellectual property rights;
•
potential outcomes related to pending or future litigation matters;
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the impact of macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;
•
volatility in the political and economic environment, including inflation and interest rate changes;
•
our ability to attract and retain qualified people; and
•
the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	For the three months ended
	August 31,	August 31,
	2025	2024	Change(2)
Revenue:
Management Solutions	$1,163.3	$961.7	21%
PEO and Insurance Solutions	329.1	319.3	3%
Total service revenue	1,492.4	1,281.0	17%
Interest on funds held for clients(1)	47.6	37.5	27%
Total revenue	1,540.0	1,318.5	17%
Expenses:
Cost of service revenue	413.8	380.0	9%
Selling, general and administrative expenses	584.3	391.8	49%
Total expenses	998.1	771.8	29%
Operating income	541.9	546.7	(1)%
Interest expense	(68.2)	(9.6)	n/m
Other income, net(1)	23.8	20.0	19%
Income before income taxes	497.5	557.1	(11)%
Income taxes	113.7	129.7	(12)%
Net income	$383.8	$427.4	(10)%

Basic earnings per share	$1.07	$1.19	(10)%
Diluted earnings per share	$1.06	$1.18	(10)%
Weighted-average common shares outstanding	360.1	360.1
Weighted-average common shares outstanding, assuming dilution	361.9	361.9

(1) Further information on interest on funds held for clients and other income, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and subheadings "Results of Operations" and "Market Risk Factors." These filings are accessible at https://investor.paychex.com.

(2) Percentage changes are calculated based on unrounded numbers.

n/m — not meaningful

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amounts)

	August 31,	May 31,
	2025	2025
ASSETS
Cash and cash equivalents	$809.0	$1,628.6
Restricted cash	50.4	47.9
Corporate investments	861.9	34.5
Interest receivable	34.0	27.9
Accounts receivable, net of allowance for credit losses	1,359.3	1,330.5
PEO unbilled receivables, net of advance collections	609.4	616.6
Prepaid income taxes	9.2	38.9
Prepaid expenses and other current assets	379.4	378.3
Current assets before funds held for clients	4,112.6	4,103.2
Funds held for clients	4,927.4	4,813.3
Total current assets	9,040.0	8,916.5
Property and equipment, net of accumulated depreciation	525.4	511.5
Operating lease right-of-use assets, net of accumulated amortization	64.2	63.8
Intangible assets, net of accumulated amortization	1,886.8	1,947.3
Goodwill	4,523.6	4,514.1
Long-term deferred costs	489.0	482.4
Other long-term assets	134.0	128.5
Total assets	$16,663.0	$16,564.1

LIABILITIES
Accounts payable	$120.6	$129.8
Accrued corporate compensation and related items	151.7	183.9
Accrued worksite employee compensation and related items	779.7	735.8
Short-term borrowings	18.5	18.6
Long-term borrowings, net, current portion	399.9	399.8
Deferred revenue	68.8	69.4
Other current liabilities	641.1	552.0
Current liabilities before client fund obligations	2,180.3	2,089.3
Client fund obligations	4,948.4	4,867.0
Total current liabilities	7,128.7	6,956.3
Accrued income taxes	124.9	119.0
Deferred income taxes	518.0	444.7
Long-term borrowings, net of debt issuance costs	4,550.3	4,548.4
Operating lease liabilities	52.9	55.5
Other long-term liabilities	317.6	312.2
Total liabilities	12,692.4	12,436.1

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 359.9 shares as of August 31, 2025 and 360.5 shares as of May 31, 2025	3.6	3.6
Additional paid-in capital	1,921.8	1,901.1
Retained earnings	2,070.2	2,277.0
Accumulated other comprehensive loss	(25.0)	(53.7)
Total stockholders’ equity	3,970.6	4,128.0
Total liabilities and stockholders’ equity	$16,663.0	$16,564.1

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	For the three months ended
	August 31,	August 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$383.8	$427.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109.3	39.0
Amortization of premiums and discounts on available-for-sale ("AFS") securities and long-term debt, net	(2.1)	(2.8)
Amortization of deferred contract costs	60.4	58.5
Stock-based compensation costs	26.8	16.5
Provision on/(benefit from) deferred income taxes	66.0	(11.0)
Provision for credit losses	7.7	7.5
Net realized losses/(gains) on sales of AFS securities	0.0	(0.0)
Changes in operating assets and liabilities:
Interest receivable	(6.1)	0.4
Accounts receivable and PEO unbilled receivables, net	(18.9)	(36.4)
Prepaid expenses and other current assets	29.5	26.3
Accounts payable and other current liabilities	124.9	65.6
Deferred costs	(68.5)	(51.6)
Net change in other long-term assets and liabilities	6.3	8.4
Net change in operating lease right-of-use assets and liabilities	(0.7)	(1.7)
Net cash provided by operating activities	718.4	546.1
INVESTING ACTIVITIES
Purchases of AFS securities	(3,731.9)	(1,029.7)
Proceeds from sales and maturities of AFS securities	2,547.3	1,013.0
Net purchases of short-term accounts receivable	(47.0)	(45.1)
Purchases of property and equipment	(55.9)	(35.6)
Acquisition of businesses, net of cash acquired	(0.2)	—
Purchases of other assets, net	(15.0)	(12.6)
Net cash used in investing activities	(1,302.7)	(110.0)
FINANCING ACTIVITIES
Net change in client fund obligations	81.4	(25.1)
Dividends paid	(389.1)	(353.4)
Repurchases of common shares	(160.1)	(104.0)
Activity related to equity-based plans	(47.6)	(2.5)
Net cash used in financing activities	(515.4)	(485.0)
Net change in cash, restricted cash, and equivalents	(1,099.7)	(48.9)
Cash, restricted cash, and equivalents, beginning of period	2,734.3	1,897.0
Cash, restricted cash, and equivalents, end of period	$1,634.6	$1,848.1

Reconciliation of cash, restricted cash, and equivalents
Cash and cash equivalents	$809.0	$1,459.6
Restricted cash	50.4	54.9
Restricted cash and restricted cash equivalents included in funds held for clients	775.2	333.6
Total cash, restricted cash, and equivalents	$1,634.6	$1,848.1